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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-92014 of Langer, Inc. on Form S-3, Registration Statement Nos. 333-94769 and 333-110962 on Form S-8 and Registration Statement No. 333-94769 on Form S-8/A of our report dated March 17, 2005, appearing in this Annual Report on Form 10-K of Langer, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE, LLP

Jericho, New York
March 29, 2005

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  Exhibit 23.1